CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Diversified Bond Fund (B-2)


     We consent to the use of our report dated September 27, 1996 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.





                                                  /S/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP



Boston, Massachusetts
December 6, 1996